Exhibit 10.32
                                 -------------


                    MANUFACTURING AND DISTRIBUTION AGREEMENT


         THIS MANUFACTURING AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into this ___ day of October, 2004, by and between PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as "Paradigm") and E-TECHNOLOGIES, INC., an Iowa corporation (hereinafter referred to as "E-Technologies") (Paradigm and E-Technologies collectively, the "Parties").

                                   WITNESSETH:

         WHEREAS, E-Technologies is in the business of developing software and related technology for specific technical applications including software for the use in an ultrasonic bio microscope; and

         WHEREAS, Paradigm recognizes the value of these technologies and desires the right to manufacture and distribute certain products utilizing the technology developed by E-Technologies;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto intending to be legally bound, agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1 Confidential Information. Confidential Information as used herein means all technical information pertaining to the Technology, as defined below, and the UBM, as defined below, and information relating to customers, marketing strategies and pricing, guide books, tapes, videos or other matters subject of this Agreement which are disclosed by the Parties:

         1.2 First Commercial Sale. The words "First Commercial Sale" shall mean the first arms length sale of the UBM to a third party after the approval of the FDA.

         1.3 Human Market. The right to sell UBM units and Technology in the Territory for use in any human applications.

         1.4 Technology. The software and related technology, including Trademarks, as set forth on Exhibit "A" attached hereto and by reference made a part hereof. Technology also includes any and all variations of the Technology currently or hereafter developed.

         1.5 Territory. The word "Territory" shall mean all of the countries of the world.

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         1.6  Trademarks.  The Technology  and all related logos,  adaptions and related marks and commercial symbols.

         1.7 UBM. The UBM is an ultrasonic bio microscope and incorporates the Technology for use in its design and function.

                                    SECTION 2
                                   APPOINTMENT

         2.1   Subject  to  the  terms  and   conditions   of  this   Agreement,
E-Technologies grants to Paradigm during the term of this Agreement, the exclusive right to manufacture, solicit orders and otherwise market, sell, distribute and service the Technology and the UBM in the Human Market throughout the Territory.

         2.1 E-Technologies may, at its sole discretion, allow Paradigm to manufacture the UBM for non-human applications for distribution only through E-Technologies' channels.

                                    SECTION 3
                                     PAYMENT

         3.1 At closing, Paradigm agrees to pay thirty thousand dollars ($30,000) to E-Technologies for non-recurring engineering costs associated with the development of the Technology and UBM. In the event FDA approval in not obtained within one year following the closing of this Agreement, Paradigm may, at its sole election, declare this Agreement null and void, and Paradigm shall promptly receive a refund from E-Technologies of thirty-thousand dollars ($30,000) as reimbursement for the non-recurring engineering costs, subject to an offset for services provided and costs incurred by Timothy Ehrecke and E-Technologies, provided such services and costs shall be approved in advance by Paradigm.

         3.2 Once written confirmation of approval from the FDA is received by Paradigm, Paradigm agrees to pay an additional one-time fee of forty-five thousand dollars ($45,000) to E-Technologies.

                                    SECTION 4
                                    ROYALTIES

         4.1 Royalties shall be calculated in accordance with the following schedule:

         (a) Paradigm shall pay to E-Technologies the sum of five-thousand dollars ($5000) for each UBM sold by Paradigm for the first 25 UBM units sold.

         (b) Paradigm shall pay to E-Technologies the sum of four-thousand dollars ($4000) for each UBM sold by Paradigm after the 25th UBM unit is sold.


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         (c)  Notwithstanding  the foregoing,  Paradigm shall not be required to pay royalties for any UBM unit sold or distributed to E-Technologies for use in non-human applications.

         4.2 Royalties shall be paid by Paradigm to E-Technologies on a bi-monthly basis for sales for the previous 60 days using the last day of the months of January, March, May, July, September and November of each year. Royalty payments shall be made beginning with the month of the First Commercial Sale and shall be made not more than thirty (30) days following the end of each two-month period thereafter. For the purpose of computing the royalties, the date of sale shall be the date the product is shipped in accordance with generally accepted accounting principles.

                                    SECTION 5
                                      TERM

         5.1 This Agreement is effective from the date hereof and shall continue for a period of two (2) years following the written receipt of approval by Paradigm from the FDA. Thereafter, it shall automatically renew for additional one (1) year periods from the date of written receipt of approval by Paradigm from the FDA, unless either party terminates it upon thirty (30) days prior written notice to the other party before the end of any term of this Agreement.

                                    SECTION 6
                    REPRESENTATIONS, COVENANTS AND WARRANTIES

         6.1 Paradigm:

         (a) Shall assume responsibility for production and use its best efforts and devote such time as is necessary to obtain FDA and CE approval for the UBM and to maintain the knowledge, capital facilities and personnel necessary to effectively to manufacture and distribute the UBM. A list of all necessary documents and the corresponding deadlines, if any, is attached hereto as Exhibit "B";

         (b) Shall allow E-Technologies to conduct one annual independent audit to confirm the sales data on the UBM units sold;

         (c) Shall provide E-Technologies a rolling 13-week production schedule on the UBM units with available-to-ship dates;

         (d) Shall provide initial service to third parties, understood to mean first level technical support on all accounts where the UBM was sold or distributed by Paradigm;

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         (e) Shall agree to sell  twenty-five (25) UBM units during the first 12 months  after  written FDA approval of the UBM is received by Paradigm;
         and

         (f) Shall use its best efforts to ensure a box failure rate of 5% or less on all UBM Units sold or distributed to E-Technologies. UBM units in excess of 5% will be replaced or repaired by Paradigm, at its sole discretion, at no cost to E-Technologies. Prices quoted to E-Technologies for the non-human UBM Units are FOB Paradigm's facility in Salt Lake City, Utah.

         6.2 E-Technologies:

         (a) Represents and warrants that it is the sole and exclusive owner of the entire right, title, and interest in and to the Technology, including trademarks, and that it has the right to grant the rights in the Human Market to Paradigm contained in this Agreement;

         (b) Shall provide technical support to assist in the transition of the manufacture of UBM to Paradigms facility in Salt Lake City, Utah;

         (c) Shall, upon reasonable request from Paradigm, E-Technologies shall make its staff and departments available for up to 80 hours of consultation by telephone concerning the initial NRE matters as relating to the Technology and UBM Units;

         (d) Shall provide second level technical support to third parties of up to 20 hours per quarter on all accounts where the UBM was sold or distributed by Paradigm;

         (e) Agrees that it will transmit all information in its possession regarding the Technology and UBM to Paradigm as it becomes available. This information shall, in part, be used by Paradigm to obtain necessary FDA and CE approval;

         (f) Shall make available to Paradigm, prior to the closing, the parts list and pricing on all components required to produce and manufacture the UBM;

         (g) Shall make Timothy Ehrecke available for support to Paradigm for assistance with matters concerning the UBM or the Technology. Tim Ehrecke's hourly rate for this support shall be $300 an hour; and

         (h) Shall provide a 13-week rolling forecast to Paradigm for all non-human UBMs, provided E-Technologies exercises its option to allow Paradigm to manufacture the UBM's for non-human applications as set forth in Section 2.1, and covenants not to cancel and orders for UBM Units scheduled for shipment within four weeks.

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      6.3 Mutual Representations and Warranties. The Parties each represent and warrant to the other that they have full power and authority to enter into this Agreement and carry out the transactions contemplated hereby.

                                    SECTION 7
                                  MODIFICATIONS

         Although it is anticipated that both parties will collaborate extensively, any modifications, alterations, improvements or changes (the "Improvements") on any or all of the Technology or UBM lines executed by solely by Paradigm or its agents, shall be the sole property of Paradigm and all rights thereto shall be for the exclusive benefit of Paradigm.

                                    SECTION 8
                              PROTECTIVE PROVISIONS

         Confidential Information related to the UBM and Technologies, which is disclosed, or which otherwise becomes known to Paradigm or E-Technologies, shall be used only during the term and for the purposes of this Agreement. At all times during and after the term hereof, Paradigm and E-Technologies shall maintain in confidence, and shall take all necessary steps to insure that its shareholders, directors, agents and employees maintain in confidence, all such Confidential Information and shall refrain from disclosing any portion thereof to others. The provisions hereof shall survive any termination of this Agreement.

                                    SECTION 9
                           INDEMNIFICATION AND PRODUCT
                          LIABILITY INSURANCE COVERAGE

         9.1 Paradigm agrees to indemnify and defend E-Technologies, and its successors and assigns, and to hold it harmless from and against all damages, claims, deficiencies, losses, liabilities, obligations, and expenses (including reasonable attorney's fees) of every kind and description arising from or relating to (i) the operation of any UBM manufactured or sold by Paradigm pursuant to this Agreement; (ii) any misrepresentation or breach of warranty hereunder by Paradigm; and (iii) other non-fulfillment of any of Paradigm's obligations under this Agreement.

         9.2 E-Technologies agrees to indemnify and defend Paradigm, and its successors and assigns, and to hold it harmless from and against all damages, claims, deficiencies, losses, liabilities, obligations, and expenses (including reasonable attorney's fees) of every kind and description arising from or relating to (i) any misrepresentation or breach of warranty of the Agreement by E-Technologies; and (ii) other non-fulfillment of any of E-Technologies obligations under this Agreement.

         9.3 E-Technologies shall not release the Technology to Paradigm until proof of a minimum of $1,000,000 product liability insurance is provided to E-Technologies.


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                                   SECTION 10
                          SUBCONTRACTING AND ASSIGNMENT

         This Agreement shall be binding and inure to the benefit of the Parties hereto. The Parties shall not assign any of their rights nor delegate any of their obligations under this Agreement to any third Party without the express written consent of the other Party, which consent will not be unreasonable withheld.

                                   SECTION 11
                                     NOTICES

         All notices permitted or required under this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated
(i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five days after deposit in the mail addressed as follows:

         Paradigm:

                  2355 South 1070 West
                  Salt Lake City, Utah 84119
                  Attn: John Y. Yoon, President
                  and Chief Executive Officer

         With a copy to:

                  Randall A. Mackey, Esq.
                  Mackey Price Thompson & Ostler
                  350 American Plaza II
                  57 West 200 South
                  Salt Lake City, Utah 84101

        E-Tecnologies, Inc.

                  ------------------------
                  -------------------------
                  ___________, Iowa _________


                                   SECTION 12
                                  MISCELLANEOUS


         12.1 Independent Contractors. The Parties hereto are independent contractors and nothing contained in this Agreement shall be construed to create the relationship of partners, joint ventures, employer-employee or franchisor-franchisee.

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         12.2 Disputes and Arbitration.  In the event any controversy or dispute shall arise between the Parties hereto in connection with, arising from or with respect to the provisions hereof, the relationship of the Parties hereto, or the validity of this Agreement or any provision hereof, such dispute or controversy shall, on the request of either E-Technologies or the Paradigm be submitted for arbitration to the American Arbitration Association in accordance with its
commercial   arbitration   rules.   The  arbitrator  will  have  the  power  and
jurisdiction to decide such controversy or dispute solely in accordance with the express provisions of this Agreement. The Parties agree that any claim determined to be arbitrable hereunder shall result in an award not more than 120 days from the date of the statement of claim filed with the American Arbitration Association. The award and findings of the arbitrators shall be conclusive and binding upon all Parties hereto and the judgment upon the award may be entered in any Court of competent jurisdiction.

         12.3 Governing Law. The rights of the Parties and provisions of this Agreement shall be interpreted and governed in accordance with the laws of State of Utah.

         12.4 Waiver. The failure of either Party to enforce, at any time or for any period of time, any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such Party thereafter to enforce such provision.

         12.5 Amendment. This Agreement may be amended only by a written instrument signed by each party. Paradigms of both Parties.

         12.6 Headings; References. The headings of the Paragraphs hereof are for convenience of reference only. References to Schedules and Exhibits herein shall refer to the Schedules and Exhibits attached hereto and by this reference made a part hereof.

         12.7 Entire Agreement. This Agreement and Exhibits contain the entire agreement and only understanding between the Parties with respect to the subject matter hereof and supersedes all previous negotiations, agreements and understandings between the Parties and affiliates of the Parties, in connection with the subject matter covered herein, whether oral or written, and any warranty, representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either Party.


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         IN WITNESS  WHEREOF,  the Parties have  respectively  signed and sealed this Agreement as of the day and year first above written.

                                             PARADIGM MEDICAL INDUSTRIES, INC.


                                                  /s/John Y. Yoon
                                                  ---------------
                                             By:  John Y. Yoon
                                             Its: President and Chief Executive
                                                  Officer


                                             E-TECHNOLOGIES, INC.


                                                  /s/Timothy J. Ehrecke
                                                  ---------------------
                                             By:  Timothy J. Ehrecke
                                             Its: President



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                                   EXHIBIT "A"
                                   Technology

The technology shall be software for use with the Capistrano Laboratories (CLI) PCI transducer card and associated probes defined in the Capistrano Labs standard supply agreement exerpt below.

         1.0 Definition of the products to be manufactured by CLI

              1.0.1  PCI Card

                     The PCI Card is comprised of a printed circuit card, electronic components, proprietary firmware, a high-voltage power and a servo controller collectively used for controlling and pulsing ultrasound transducers, for receiving acoustic-related signals from same, and for the conversion of this information into a potentially useful form for diagnostic ultrasound imaging. The PCI Card is compatible with the PC industry's standard 5V PCI-bus architecture.

              1.0.2 Diagnostic imaging Probes (1.1.2.1 - 1.1.2.3, collectively) and Probe Cable

                     1.0.2.1 12 MHz Probe

                          An electromechanical, diagnostic imaging probe that employs a piezoelectric element (a.k.a.: "transducer") with a nominal center frequency of 12 MHz. This probe is detachable from its cable, and the entire mechanism is hermetically sealed within its external housing.

                     1.0.2.2 18 MHz Probe

                          An electromechanical, diagnostic imaging probe that employs a transducer with a nominal center frequency of 18 MHz. This probe is detachable from its cable, and the entire mechanism is hermetically sealed within its external housing.

                     1.0.2.3 Water Path Probe

                          An electromechanical, diagnostic imaging probe capable of accepting one of several thin-film, high-frequency transducers via a standard SMC RF connector. This probe is designed to be used in conjunction with a small water bath that provides coupling between the transducer and the tissue target. A water-filled "nosepiece" may also be fitted to the end of this transducer and sealed with a thin sheet of film for adaptation for contact scanning.

                     1.0.2.4 Probe Cable

                          A detachable cable used to connect a Probe directly to the PCI Card.

              1.0.3  Thin-film Transducers

                     A piezoelectric transducer constructed using a thin piezo-film (e.g., PVDF) and attached to a Water Path Probe using a standard SMC RF connector. Thin-Film Transducers are offered in 35MHz and 50MHz and in various diameters and focus depths.

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              1.0.4  Software

                     Software source code (DLLs) and executable program used in conjunction with the PCI Card to form diagnostic ultrasound images on the PC. The executable program supplied as part of the Software may operate under any one of several Microsoft Windows Operating Systems. The executable program is intended to demonstrate the functions of the PCI Card and is not intended, nor warranted in any way, for medical use. Customer is expressly prohibited from using the executable program for medical purposes. Customer is free to use the DLLs to create application-specific, user-level software and is responsible for its accuracy and fitness for the application for which it is used.

The E-Technologies software shall be capable of running on all variations of Microsoft's Windows XP operating system.


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                                   EXHIBIT "B"

                                    Documents

         Product Specification
         Engineering Illustrations with Overall Dimensions
         Photographs of Product
         Test Reports (in conjunction with Paradigm)
         Inputs to Product Risk Analysis



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